Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of U-Store-It Trust:

Form S-8 No. 333-143126 pertaining to U-Store-It Trust Trustees Deferred Compensation Plan;

Form S-8 No. 333-143125 pertaining to U-Store-It Trust Executive Deferred Compensation Plan;

Form S-8 No. 333-143124 pertaining to U-Store-It Trust 2007 Equity Incentive Plan;

Form S-3ASR No. 333-141710 pertaining to U-Store-It Trust automatic shelf registration;

Form S-3ASR No. 333-141709 pertaining to U-Store-It Trust automatic shelf registration of our reports dated February 29, 2008, relating to the financial statements and financial statement schedule of U-Store-It Trust and subsidiaries, and the effectiveness of U-Store-It Trust and subsidiaries’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of U-Store-It Trust and subsidiaries for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Cleveland, OH

February 29, 2008